SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 2, 2008
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 2, 2008, Ashford Hospitality Limited Partnership (the “Operating Partnership”), the operating partnership of Ashford Hospitality Trust, Inc. (the “Company”), purchased 1-year “flooridors” from Bank of America, N.A. and Credit Suisse International. Each “flooridor” has a LIBOR strike price of 0.75% on $900 million of the Operating Partnership’s debt (the aggregate amount of hedged notional amount is $1.8 billion). The Flooridors are related to the $1.8 billion interest rate floor arrangement the Operating Partnership entered into on March 13, 2008 (the “Interest Rate Floor”) and effectively fund the Operating Partnership’s obligations under the Interest Rate Floor while LIBOR remains between 1.25% and 0.75%.
     The foregoing summary does not purport to be complete and is qualified in its entirety by the executed Confirmation of Trade related to the Flooridors as it will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 5, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer